EXHIBIT 4.1

012403

CT

COMTECH TELECOMMUNICATIONS CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES that

is the owner of

Secretary and Treasurer

Chairman of the Board
and Chief Executive Officer

COMTECH TELECOMMUNICATIONS CORP. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of  the Certificate of Incorporation of the Corporation and any amendments thereto, to all of which the holder, by acceptance hereof, assents.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

FULLY PAID AND NON-ASSESSABLE SHARE OF COMMON STOCK OF THE PAR VALUE OF $.10 PER SHARE OF

Countersigned and Registered:

AMERICAN STOCK TRANSFER & TRUST COMPANY

(New York, N. Y.)

Transfer Agent and Registrar

By

Authorized Officer

CUSIP 205826 20   9
SEE REVERSE FOR CERTAIN DEFINITIONS

AMERICAN BANK NOTE COMPANY

COMTECH TELECOMMUNICATIONS CORP.

CORPORATE

SEAL
1987

DELAWARE

*

SPECIMEN

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The following abbreviations, which used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	–	as tenants by the entireties	(Cust) (Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors
Act ___________________
(State)
Additional abbreviations may also be used though not in the above list.

For value received_______________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________________________________Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________

Attorney to transfer the said stock on the books of the within-named Corporation with full power of subscription in the premises.

Dated __________________________
________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Comtech Telecommunication Corp. and American Stock Transfer & Trust company, dated as of December 15, 1998 (the “Rights Agreement” ), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Comtech Telecommunications Corp. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidence by this certificate. Comtech Telecommunications Corp. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes in Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreements) and certain related Persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

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